UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1923 Trade Center Way, Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 31, 2008, the registrant completed a debt financing in the amount of $200,000 with Alpha Capital Anstalt, an entity based in Lichtenstein and the registrant’s largest institutional investor.  The note provides for 8% annual interest and is payable in monthly installments of $8,000 commencing on the six-month anniversary of the note.  The note also provides for its conversion into the registrant’s common stock at an initial conversion price of $0.005 per share.  The registrant also issued to the lender a five-year common stock purchase warrant to acquire 40 million shares of the registrant’s common stock at an initial exercise price of $0.011 per share.  The note and the warrant are subject to the terms of a subscription agreement that provides, among other things, for piggy-back registration rights for the shares underlying the note and warrant, adjustments to the note conversion price and warrant exercise price if shares are issued below such prices, and a security interest in the registrant’s assets.

As part of the transaction, effective on January 1, 2009, the registrant also entered into an Amendment, Waiver and Consent Agreement with the lender, Whalehaven Capital Fund Limited, Asher Brand, Momona Capital, and Lane Ventures, Inc., all of whom are currently the holder of the registrant’s notes that are currently in default.  The agreement provides for (i) the extension of notes held by such parties to be extended to dates between April 16, 2009 and January 1, 2010; (ii) imposition of a default interest rate at an annual rate of 15% on such notes; (iii) the waver of all future liquidated damages claims arising from such notes; (iv) the waiver of all current defaults under such notes; and (v) the conversion of an aggregate of $771,956 of currently due and payable liquidated damages into new 8% notes with an aggregate face value of $328,744 convertible into the registrant’s common stock at a conversion price of $0.005 per share.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As disclose above under Item 1.01, the registrant entered into a $200,000 direct obligation.  Upon the occurrence of an event of default, as defined in the note (which includes, among other items, failure to make a payment when due, judgements or defaults in excess of $100,000, loss of quotation privileges on the otc:bb, reverse split, material cross default), the due date of the note will be accelerated to such date of default.  As also disclosed above, the registrant is also issuing an aggregate of $328,744 face value 8% convertible promissory notes due on January 1, 2010.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, the registrant entered into one year employment agreements with each of Sam Klepfish, its CEO, and Justin Wiernasz, its President.  The agreements provide for, among other things, (i) average annual salaries of $130,000 and $135,000, respectively, (ii) bonuses (payable one-half in cash and one-half in stock) in the range of 7%-50% of salary based upon the registrant meeting certain revenue and gross margin milestones, (iii) four month severance upon termination, and (iv) restrictions on confidentiality, competition and solicitation.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit            Description
10.1                  Secured Convertible Promissory Note dated December 31, 2008 in favor of AlphaCapital Anstalt
10.2                  Class B Common Stock Purchase Warrant dated December 31, 2008 in favor of AlphaCapital Anstalt
10.3                  Subscription Agreement between the Registrant and Alpha Capital Anstalt dated December 31, 2008
10.4                  Amendment, Waiver and Consent Agreement effective January 1, 2009 between the Registrant and Alpha Capital Anstalt
10.5                  Employment Agreement with Sam Klepfish dated as of December 31, 2008
10.6                  Employment Agreement with Justin Wiernasz dated as of December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: January 7, 2009
By: /s/ Sam Klepfish Sam Klepfish, CEO

Exhibit Index

Exhibit            Description
10.1                  Secured Convertible Promissory Note dated December 31, 2008 in favor of AlphaCapital Anstalt
10.2                  Class B Common Stock Purchase Warrant dated December 31, 2008 in favor of AlphaCapital Anstalt
10.3                  Subscription Agreement between the Registrant and Alpha Capital Anstalt dated December 31, 2008
10.4                  Amendment, Waiver and Consent Agreement effective January 1, 2009 between the Registrant and Alpha Capital Anstalt
10.5                  Employment Agreement with Sam Klepfish dated as of December 31, 2008
10.6                  Employment Agreement with Justin Wiernasz dated as of December 31, 2008